Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 9, 2024, with respect to the financial statements of Axxes Private Markets Fund, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Registration Statement.

Charlotte, North Carolina

April 9, 2024